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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)        April 11, 2003
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                     UNITED AMERICAN HEALTHCARE CORPORATION
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             (Exact name of registrant as specified in its charter)

           Michigan                  000-18839              38-25269130
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(State or other jurisdiction        (Commission            (IRS Employer
        of incorporation)           File Number)         Identification No.)


300 River Place, Suite 4700, Detroit, Michigan                   48207
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    (Address of principal executive offices)                    (Zip Code)


     Registrant's telephone number, including area code:
     (313) 393-4571
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          (Former name or former address, if changed since last report)


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Item 5.  Other Events and Regulation FD Disclosure.

         On April 11, 2003, Linda A. Watters resigned as a director of the Company because of her appointment by Michigan Governor Jennifer Granholm as the state's new Commissioner of the Office of Financial and Insurance Services, effective that date. The resignation was required to avoid any possible appearance of a conflict of interest and was not the result of any disagreement with the Company. Ms. Watters served on the Company's Board of Directors since 2000, and she currently was Co-Chairperson of the Board's Finance and Audit Committee. The Committee continues to be chaired by its other Co-Chairperson, Darrel W. Francis.

         Gregory H. Moses, Jr., a director of the Company, died on March 17, 2003. Mr. Moses served as President and Chief Executive Officer of the Company until his retirement on November 22, 2002.

         The resulting two vacancies on the 10-member Board of Directors will be addressed by the Board at its next regular meeting, scheduled for May 8, 2003.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 14, 2003              UNITED AMERICAN HEALTHCARE CORPORATION


                                    By: /s/  William C. Brooks
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                                          William C. Brooks
                                          President and Chief Executive Officer

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